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                                                                      EXHIBIT 99


In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement of Schedule on 13G (including any and all amendments thereto) with respect o the Common Stock, par value $0.001 per share, of Redwood Trust Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition each party to this agreement expressly authorises each other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

                                               MARTIN CURRIE LTD

                                               By: /s/ James Fairweather
                                                  ---------------------------
                                               Name: James Fairweather

                                               Title: Chief Investment Officer

                                               MARTIN CURRIE INVESTMENT
                                               MANAGEMENT LTD

                                               By: /s/ James Fairweather
                                                  ---------------------------
                                               Name: James Fairweather

                                               Title: Chief Investment Officer

                                               MARTIN CURRIE INC

                                               By: /s/ James Fairweather
                                                  ---------------------------
                                               Name: James Fairweather

                                               Title: Chief Investment Officer


Date: 20 August 1999
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